FIRST AMENDMENT

TO THE

FLT (FINE LINE TECHNOLOGY) INTELLECTUAL PROPERTY LICENSE AGREEMENT

This First Amendment to the FLT (Fine Line Technology) Intellectual Property License Agreement (“Amendment”) is made this day, December 21, 2016 by and between Uni-Pixel Displays, Inc., a Texas corporation, including Affiliates, having a place of business at 8708 Technology Forest Place, Suite 100, The Woodlands, TX 77381, U.S.A. (hereinafter collectively referred to as “Licensee”) and CIT Technology Ltd, a Company registered in England, including Affiliates, having a place of business at Springstone House, 27 Dewsbury Road, Ossett, West Yorkshire, England (hereinafter collectively referred to as “Licensor”). Capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Agreement (as defined below).

BACKGROUND

A.	The Parties entered into that certain FLT (Fine Line Technology) Intellectual Property License Agreement with an Effective Date of April 16, 2015 (the “Agreement”).

B.	Based on mutual agreement, the Parties desire to amend the following sections of the Agreement by as described herein.

AGREEMENT

A.	AMENDMENTS TO THE AGREEMENT

1)	Section 1.9 of the Agreement is deleted in its entirety and replaced with the following new Section 1.9:

“XSense Intellectual Property License Agreement” means that certain XSense Intellectual Property License Agreement entered into between Atmel Corporation and Licensee as of the date hereof.

2)	Section 1.10 of the Agreement is deleted in its entirety and replaced with the following new Section 1.10:

“XSense Patent License Agreement” means that certain XSense Patent License Agreement entered into between Atmel Corporation and Licensee as of the date hereof.

3)	Section 2.1 of the Agreement is deleted in its entirety and replaced with the following new Section 2.1:

Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive, sublicensable, worldwide, royalty-free license under the Licensed FLT IP, to make or have made, use, offer for sale, sell, and import Licensed FLT Products. Notwithstanding the foregoing, the exclusivity provided for in the prior sentence as to the Licensed FLT IP is subject to such license by Licensor to CPI Innovation Services Limited for the license of the same Licensed FLT IP for use with non-touch screens, which rights of the licensee pursuant to such license shall continue and remain in full force and effect during the term of such license.

4)	Section 2.3 of the Agreement is deleted in its entirety and replaced with the following new Section 2.3:

Subject to the right to sublicense granted in Section 2.1, the license of Section 2.1 above is non-assignable and non-transferrable, except as permitted under Section 6.3 below and subject to Section 2.7 below.

5)	Section 2.7 of the Agreement is deleted in its entirety and replaced with the following new Section 2.7:

If this Agreement is terminated for any reason, then for so long as any sublicense agreement remains in effect, such sublicense provided by such sublicense agreement will survive and remain in full force and effect, and from and after the effective date of such termination with respect to Licensee, the sublicensee party to such sublicense agreement will be deemed to have the rights of Licensee under this Agreement on a non-exclusive, non-sublicensable basis, and will become responsible for complying with the terms and conditions of this Agreement pertaining to confidentiality, recordkeeping and auditing.

6)	Section 4.2 of the Agreement is amended to replace the word “UniPixel” with the word “Licensee.” No other changes shall be made to such Section 4.2.

B.	ORDER OF PRECEDENCE

1)	This Amendment will be governed by all the terms and conditions of the Agreement. In cases of a conflict between the language in this Amendment and the Agreement, this Amendment will prevail.

2)	This Amendment sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications, both written and oral with respect to the subject matter. Except as expressly set forth in this Amendment, the Agreement and each and every provision thereof, will remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives.

CIT Technology	Uni-Pixel Displays, Inc.

/s/ Chris Malley	/s/ Christine Russell

Chris Malley	Christine Russell
Printed Name	Printed Name

Director	Secretary and CFO
Title	Title

December 21, 2016	December 21, 2016
Date	Date

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